Exhibit 23 - Consent of Experts

G. BRAD BECKSTEAD
---------------------------
CERTIFIED PUBLIC ACCOUNTANT
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                           702.362.0540 (fax)




March 22, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of March 22, 2002, on the Financial Statements of Global
Boulevard International, Inc. for the years ended December 31, 2001 and 2000, in Form 10KSB to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
-----------------------------
G. Brad Beckstead, CPA



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See accompanying notes to financial statements.